UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2011
S1 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

705 Westech Drive, Norcross, Georgia	30092

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 923-3500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 23, 2011, the Compensation Committee of the Board of Directors of S1 Corporation (the “Company”) approved the 2011 Management Incentive Plan (the “2011 Plan”) pursuant to which named executive officers of the Company are eligible for cash bonuses based on the achievement of financial and performance metrics. Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization excluding stock based compensation expense) and Revenue will be the key metrics used to determine the incentive pool and the actual incentive available to be paid (67% of the target cash incentive amount will be based on Adjusted EBITDA and 33% will be based on Revenue). Performance metrics may also be established for individual participants and the achievement of such performance metrics will also be a factor in determining the amount of incentive to be paid.
The foregoing is qualified in its entirety by reference to the 2011 Plan, a copy of which is filed as Exhibit 10.1 to this report and is hereby incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on May 24, 2011 (the “Annual Meeting”). At the Annual Meeting, four proposals were submitted to, and approved by, the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2011. The final voting results were as follows:
Proposal 1
The Company’s stockholders elected the following directors to serve for a term ending at the 2014 Annual Meeting of Stockholders, or until their respective successors are elected and qualified. The voting results are set forth below.

	Votes For	Votes Withheld	Broker Non-Votes
Ram Gupta	43,209,323	1,860,706	4,830,604
Gregory Owens	43,212,123	1,857,906	4,830,604
Proposal 2
The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
47,731,441	55,199	2,113,993	0
Proposal 3
The Company’s stockholders approved an advisory resolution on executive compensation. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
40,645,938	1,065,339	3,358,752	4,830,604

Proposal 4
The Company’s stockholders voted in favor of holding future advisory votes on executive compensation every year. The voting results are set forth below.

1 Year	2 Years	3 Years	Votes Abstained
40,491,242	9,412	2,988,829	1,580,546
In accordance with the voting results for Proposal 4, and consistent with the recommendation of the Board of Directors, the Company has determined that future advisory votes on executive compensation will be held every year. Accordingly, the next advisory vote on executive compensation will be held at the Annual Meeting of Stockholders in 2012.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
10.1	2011 Management Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION (Registrant)
Date: May 26, 2011	By:	/s/ Gregory D. Orenstein
Gregory D. Orenstein
SVP, Chief Legal Officer and Secretary